UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            Schedule 14A Information
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

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     by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                            American Express Company
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                  (Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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The  following  information  may be used to  communicate  with  shareholders  in connection with American Express Company's 2004 Annual Meeting.


Re:  2004 AMERICAN EXPRESS COMPANY PROXY STATEMENT; ELECTION OF DIRECTORS

o American Express Company is seeking shareholder support for the election to one-year terms of each of the 12 nominees listed in its March 10, 2004 Proxy Statement.

o The Company's Compensation Committee continued to grant reduced levels of stock options for the second year in a row.

o In January 2004 the total shares awarded for stock options and restricted stock to all employees was 1.1% of outstanding shares, the same level granted in January 2003, bringing the Company's three-year average grant rate to below 2%.

o The Company continues to lower its stock option overhang. While current overhang exceeds 15%, the Company will seek no authorization for additional shares until the overhang is reduced to below that level.

o In addition, the total compensation paid to the Company's CEO in 2003 was well below the prior year even though the total return to American Express shareholders rose 38% in 2003.

o Following the filing and distribution of the Company's 2004 definitive proxy materials, Vernon E. Jordan, Jr. informed the Company of his decision to not stand for reelection as a director of one of the seven U.S. public companies on whose Board he presently serves, which will reduce his total public company directorships to six in 2004.

o The Company believes that Compensation Committee members Leschly, Dolan, McGinn, Miller and Popoff, as well as Mr. Jordan, deserve the support of shareholders for election as Directors for an additional one-year term.